UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): April 17, 2014

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Barry S. Turcotte has resigned, effective April 19, 2014, as Vice President and Controller (and principal accounting officer) of Swift Energy Company (the “Company”) to accept another opportunity. Mr. Turcotte’s departure is not the result of any issue or disagreement with the Company’s accounting, financial reporting or internal controls over financial reporting.
Alton D. Heckaman, Jr., the Company’s current Executive Vice President and Chief Financial Officer (and principal financial officer), has been designated to serve as the Company’s principal accounting officer under SEC guidelines, effective upon Mr. Turcotte’s departure.
Mr. Heckaman, age 57, was appointed Executive Vice President of Swift Energy in November 2004 and Chief Financial Officer in August 2000. He previously served as Senior Vice President of Finance from August 2000 until November 2004 and served in other progressive positions of responsibility since joining the Company in 1982. He is a Certified Public Accountant and holds the degrees of Bachelor of Business Administration in Accounting and Master of Business Administration.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 17, 2014

Swift Energy Company
By:	/s/ Terry E. Swift
Terry E. Swift Chief Executive Officer

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